UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2008
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 11, 2008, Move, Inc. (the “Company”), received notice from the National Association of REALTORS® (“NAR”) that it, as owner of the Company’s outstanding Series A preferred stock, intended to elect Ms. Catherine B. Whatley to the Company’s board of directors effective as of the Company’s 2008 Annual Meeting. By virtue of its ownership of the Company’s sole outstanding share of Series A preferred stock, the NAR has the right to elect one of the Company’s directors. In addition, if there is any vacancy in the office of a director elected by the holder of the Series A preferred stock, then a director to hold office for the unexpired term of such director may be elected by the vote or written consent of the holder of the Series A preferred stock. The NAR has rotated its director over the last few years, replacing Terrence McDermott with Alan J. Yassky in 2006, replacing Mr. Yassky with Thomas M. Stevens in 2007, and now replacing Mr. Stevens with Ms. Whatley. Thomas M. Stevens would have been up for election at the 2008 Annual Meeting, but will not stand for re-election pursuant to the NAR’s decision to have Ms. Whatley serve as its chosen director.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: March 17, 2008	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President and General Counsel